Exhibit 21.1

Legal Name	State/Country of Organization
AWTV, LLC	DE
Bravo Media LLC	NY
Centaur Funding Corporation	Cayman Islands
CNBC LLC	DE
Comcast ABB Note Consolidation, Inc.	DE
Comcast Business Communications, LLC	PA
Comcast Cable Communications Management, LLC	DE
Comcast Cable Communications, LLC	DE
Comcast Cable Funding I, LLC	DE
Comcast Interactive Media, LLC	DE
Comcast IP Phone, LLC	PA
Comcast MO Investments, LLC	DE
Comcast Nashville Finance	DE
Comcast of Arkansas/Louisiana/Minnesota/Mississippi/Tennessee, LLC	DE
Comcast of Boston, Inc.	NY
Comcast of California II, LLC	DE
Comcast of California III, Inc.	PA
Comcast of California IX, Inc.	PA
Comcast of California/Colorado, LLC	DE
Comcast of California/Colorado/Florida/Oregon, Inc.	PA
Comcast of California/Colorado/Illinois/Indiana/Michigan, LLC	DE
Comcast of California/Maryland/Pennsylvania/Virginia/West Virginia, LLC	DE
Comcast of California/Massachusetts/Michigan/Utah, LLC	DE
Comcast of Colorado IX, LLC	DE
Comcast of Colorado/Pennsylvania/West Virginia, LLC	DE
Comcast of Connecticut, Inc.	OK
Comcast of Connecticut/Georgia/Massachusetts/New Hampshire/New York/North Carolina/Virginia/Vermont, LLC	DE
Comcast of Delmarva, LLC	DE
Comcast of Florida/Michigan/New Mexico/Pennsylvania/Washington, LLC	CO
Comcast of Garden State, L.P.	DE
Comcast of Georgia/Illinois/Michigan, LLC	FL
Comcast of Georgia/Pennsylvania, LLC	DE
Comcast of Georgia/South Carolina, LLC	CO
Comcast of Houston, LLC	DE
Comcast of Illinois VI, LLC	DE
Comcast of Illinois/Indiana/Ohio, LLC	DE
Comcast of Illinois/West Virginia, LLC	DE
Comcast of Maine/New Hampshire, Inc.	NH
Comcast of Maryland, LLC	CO
Comcast of Massachusetts II, Inc.	DE
Comcast of Massachusetts III, Inc.	DE
Comcast of Minnesota, Inc.	PA
Comcast of New Jersey II, LLC	DE

Comcast of Oregon II, Inc.	OR
Comcast of Philadelphia II, LLC	DE
Comcast of Potomac, LLC	DE
Comcast of South Jersey, LLC	DE
Comcast of Southeast Pennsylvania, LLC	DE
Comcast of the South	CO
Comcast of Utah II, Inc.	PA
Comcast OTR1, LLC	DE
Comcast Shared Services, LLC	DE
Comcast Spectacor Ventures, LLC	PA
Comcast SportsNet Chicago, LLC	DE
E! Entertainment Television, LLC	DE
MSNBC Cable L.L.C.	DE
NBC Olympics LLC	DE
NBC Sports Network, L.P.	DE
NBC Subsidiary (KNBC-TV) LLC	DE
NBC West, LLC	DE
NBCU New Site Holdings LLC	DE
NBCUniversal Enterprise, Inc.	DE
NBCUniversal Media, LLC	DE
NBCUniversal, LLC	DE
Pacific Regional Programming Partners	NY
Sky CP Limited	United Kingdom
Sky Deutschland Fernsehen GmbH & Co. KG	Germany
Sky German Holdings GmbH	Germany
Sky In-Home Service Limited	United Kingdom
Sky Italia S.r.l.	Italy
Sky Italian Holdings S.p.A.	Italy
Sky Limited	United Kingdom
Sky Subscribers Services Limited	United Kingdom
Sky Telecommunications Services Limited	United Kingdom
Sky UK Limited	United Kingdom
TGC, LLC	DE
Universal Cable Productions LLC	DE
Universal City Development Partners, Ltd.	FL
Universal City Studios LLC	DE
Universal City Studios Productions LLLP	DE
Universal Studios International B.V.	The Netherlands
Universal Studios Limited	United Kingdom
Universal Studios LLC	DE
Universal Television LLC	NY
Universal Television Networks	NY
USJ LLC	Japan